CSFB 03-21

GROUP 2

Pay rules

1.

Concurrently as follows:

a.

35.000000000% to the 2A1, 2A2, 2A3, 2A4, 2A5 prorata until retired.

b.

65.000000000% as follows:

i.

To the 2A6, 2A7, 2A8, 2A9, 2A10, 2A11, 2A12, 2A13, 2A14 prorata until retired.

ii.

To the 2A15 until retired.

IOs:

2IO1:

 (75/475 *  (Sum of 2A1, 2A2, 2A3, 2A4, 2A5 Balances))

2IO2:

 (125/475 *  (Sum of 2A6, 2A7, 2A8, 2A9, 2A10, 2A11, 2A12, 2A13, 2A14 Balances))